BLANCHARD GLOBAL GROWTH FUND


                    PROXY FOR THE MEETING OF SHAREHOLDERS
                        TO BE HELD ON FEBRUARY 20, 1998




         The undersigned, revoking all Proxies heretofore given, hereby appoints , and or any of them as Proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares of Blanchard Global Growth Fund ("Global Growth") that the undersigned is entitled to vote at the special meeting of shareholders of Global Growth to be held at 2:00 p.m. on Friday, February 20, 1998 at the offices of the Evergreen Funds, 200 Berkeley Street, Boston, Massachusetts 02116 and at any adjournments thereof, as fully as the undersigned would be entitled to vote if personally present, as follows:

         1. To approve an Agreement and Plan of Reorganization whereby Evergreen Global Leaders Fund, a series of Evergreen Equity Trust, will (i) acquire all of the assets of Global Growth in exchange for shares of Evergreen Global Leaders Fund; and (ii) assume certain identified liabilities of Global Growth, as substantially described in the accompanying Prospectus/Proxy Statement.


    ---- FOR           ---- AGAINST                  ---- ABSTAIN

         2. To approve the proposed Interim Management Contract with Virtus Capital Management, Inc.


   ---- FOR            ---- AGAINST                  ---- ABSTAIN

     3. To approve the proposed Interim Sub-Advisory Agreement between Virtus Capital Management, Inc. and Mellon Capital Management, Inc.


   ---- FOR             ---- AGAINST                 ---- ABSTAIN

         4. To consider and vote upon such other matters as may properly come before said meeting or any adjournments thereof.



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  ---- FOR              ---- AGAINST                   ---- ABSTAIN



                     PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
                                   OF BLANCHARD FUNDS

                          THE BOARD OF TRUSTEES OF BLANCHARD FUNDS
                             RECOMMENDS A VOTE FOR THE PROPOSALS.

                  THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSALS IF NO CHOICE IS INDICATED.




                           NOTE:  PLEASE SIGN EXACTLY AS YOUR
                           NAME(S) APPEAR ON THIS CARD.

                           Dated:                 , 1998

                           Signature(s):

                           Signature (of joint owner, if any):

NOTE: When signing as attorney, executor, administrator, trustee, guardian, or as custodian for a minor, please sign your name and give your full title as such. If signing on behalf of a corporation, please sign the full corporate name and your name and indicate your title. If you are a partner signing for a partnership, please sign the partnership name and your name. Joint owners should each sign this proxy.

Please sign, date and return.

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